Exhibit 99.1

Serve Robotics Appoints Andreas Lieber to Board of Directors

SAN FRANCISCO, June 24, 2026 -- Serve Robotics Inc. (Nasdaq: SERV), a leading autonomous robotics company, today announced the appointment of Andreas Lieber to the company’s Board of Directors, effective June 22, 2026. Mr. Lieber will replace Sarfraz Maredia, Global Head of Autonomous Mobility & Delivery at Uber, who is stepping down after serving three years on Serve’s Board.

Andreas Lieber brings deep experience scaling technology and logistics businesses across Uber, Postmates, Pinterest, Groupon, Yahoo, and T-Mobile. At Postmates, he served as General Manager and interim CEO, leading the company through its integration with Uber, the period during which Serve was spun out as an independent company. He later served as Chief Operating Officer of Shippo, the logistics and shipping platform, and currently serves as General Manager, Industry & Technology, at California Forever, where he is responsible for building and leading the company’s manufacturing and industrial business across one of the country’s largest planned development projects.

“Serve started on sidewalks delivering food, and we’re now operating robots in hospitals and kitchens as well as beginning to build the infrastructure for other robotics companies to run on. That’s a different company than the one we started, and the board is growing with it,” said Ali Kashani, co-founder and CEO of Serve Robotics. “Andreas has built and scaled exactly this kind of platform, at Postmates and Shippo in logistics, at Uber and Pinterest, and now city-scale infrastructure at California Forever. That’s the perspective we need as we grow.”

“Sarfraz Maredia joined us when sidewalk delivery was still considered niche. He helped us build the discipline and focus that made our evolution possible, and played an important role in helping Serve become a public company. We’re grateful for that foundation,” added Kashani.

“It has been a privilege to serve on Serve’s Board over the past three years. Watching this team grow a small footprint in sidewalk robots into a robotics infrastructure company has been exciting to see,” said Sarfraz Maredia. “Given his background at Postmates and Uber, I am confident Andreas Lieber is the right person for where Serve is headed, and I look forward to watching what comes next.”

About Serve Robotics

Serve Robotics (Nasdaq: SERV) designs and operates autonomous robots that navigate complex, human-centric environments. Since spinning off from Uber in 2021, Serve has deployed more than 2,000 robots across the U.S., reaching a population of approximately 3 million and supporting delivery for more than 4,000 restaurants. In 2026, Serve acquired Diligent Robotics, expanding its operations beyond sidewalk delivery into indoor service robots used in hospitals. Serve designs both the hardware and software behind its robots, enabling them to work safely in public and private environments at scale.

For more information, visit www.serverobotics.com or follow the company on X, Instagram, and LinkedIn @serverobotics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve’s expectations with respect to the financial and operating performance of its business, its capital position, and future growth. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Serve’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission (the “SEC”) and in its subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

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